Exhibit 10.1

As of March 31, 2013

Dr. Nicholas D. Trbovich (Nicholas D. Trbovich, Sr.)
28 Tanglewood Drive, West
Orchard Park, NY 14127

Dear Dr. Nicholas D. Trbovich (Nicholas D. Trbovich, Sr.):

You and Servotronics, Inc. (the "Company") are parties to an Employment Agreement, dated July 1, 2005 and ratified on June 30, 2006 pursuant to which you are employed by the Company. This letter confirms such Amended Employment Agreement and subsequent ratification and subsequent Amendments dated August 4, 2006, July 6, 2007, July 9, 2008, December 31, 2008, July 2, 2009, February 22, 2010, July 22, 2010, April 3, 2011, August 12, 2011, January 27, 2012, August 13, 2012, February 7, 2013 and any and all other relevant amendments (the "Amended Agreement").

This letter will also confirm your agreement and that of the Company by action of the Executive Committee of the Board of Directors on March 31, 2013 to amend Paragraph 3 of the Amended Agreement to delete the former salary and insert in its place "$578,300.00" subject to your acceptance which will be indicated by your signature below.

If the foregoing meets with your approval and you are willing to become bound hereby, please sign and return to the undersigned the enclosed copy of this letter.

Very truly yours,

SERVOTRONICS, INC.

/s/ Bernadine E. Kucinski

Bernadine E. Kucinski,
Assistant Corporate Secretary

ACCEPTED AND AGREED

/s/ Dr. Nicholas D. Trbovich
Dr. Nicholas D. Trbovich
(Nicholas D. Trbovich, Sr.)

March 31, 2013
Date